      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 28, 1999

                                                      REGISTRATION NO. 333-33013

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                         WELLPOINT HEALTH NETWORKS INC.
             (Exact name of Registrant as specified in its charter)

                                ---------------

         DELAWARE                                              95-4635504
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                                 1 WELLPOINT WAY
                         THOUSAND OAKS, CALIFORNIA 91362
               (Address of principal executive offices) (zip code)

                                ---------------

             WELLPOINT HEALTH NETWORKS INC. 1994 STOCK OPTION/AWARD PLAN
                            (Full title of the plan)

                                ---------------

                             THOMAS C. GEISER, ESQ.
                  Executive Vice President and General Counsel
                         WELLPOINT HEALTH NETWORKS INC.
                1 WellPoint Way, Thousand Oaks, California 91362
                     (Name and address of agent for service)
                                 (805) 557-6110
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                              Barry W. Homer, Esq.
                         Brobeck, Phleger & Harrison LLP
                                One Market Plaza
                               Spear Street Tower
                         San Francisco, California 94105

                                ---------------

This Post-Effective Amendment No. 1 to the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission in accordance with Section 8(a) of the Securities Act of 1933, as amended, and Rule 462 thereunder.

                                  REALLOCATION

                  On August 6, 1997, WellPoint Health Networks Inc. (the "Registrant") registered 2,400,000 shares of Common Stock for issuance under the WellPoint Health Networks Inc. Stock Option/Award Plan which was implemented in 1994 (the "1994 Plan") on Form S-8 Registration Statement Number 333-05111. On May 11, 1999, such shares of Common Stock were incorporated into the WellPoint Health Networks Inc. 1999 Stock Incentive Plan (the "1999 Plan"), which is the successor to the 1994 Plan. Therefore, the Registrant is hereby reallocating to the 1999 Plan the 2,400,000 shares previously registered under the 1994 Plan, with such reallocation to be effective immediately upon the filing of this Post-Effective Amendment. The Registrant will reregister such shares under the 1999 Plan on a new Form S-8 Registration Statement. No further option grants or stock awards will be made under the 1994 Plan.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on this 28th day of June, 1999.

                                              WELLPOINT HEALTH NETWORKS INC.

                                              By: /s/ Leonard D. Schaeffer*
                                                 -----------------------------
                                                 Leonard D. Schaeffer
                                                 Chairman of the Board and
                                                 Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signatures                             Title                                            Date
----------                             -----                                            ----
 /s/ Leonard D. Schaeffer*             Chairman of the Board of Directors               June 28, 1999
-------------------------------        and Chief Executive Officer
Leonard D. Schaeffer                   (Principal Executive Officer)


 /s/ David C. Colby                    Executive Vice President and Chief Financial     June 28, 1999
-------------------------------        Officer (Principal Financial Officer)
David C. Colby

 /s/ S. Louise McCrary                 Senior Vice President and Chief Accounting       June 28, 1999
-------------------------------        Officer (Principal Accounting Officer)
S. Louise McCrary

 /s/ W. Toliver Besson*                Director                                         June 28, 1999
-------------------------------
W. Toliver Besson

 /s/ Roger E. Birk*                    Director                                         June 28, 1999
-------------------------------
Roger E. Birk

 /s/ Sheila P. Burke*                  Director                                         June 28, 1999
---------------------
Sheila P. Burke

 /s/ Stephen L. Davenport*             Director                                         June 28, 1999
-------------------------------
Stephen L. Davenport

 /s/ Julie A. Hill*                    Director                                         June 28, 1999
-------------------------------
Julie A. Hill

 /s/ Elizabeth A. Sanders*             Director                                         June 28, 1999
-------------------------------
Elizabeth A. Sanders

*By   /s/ Thomas C. Geiser, Esq.
    --------------------------------
          Thomas C. Geiser, Esq.
            Attorney-in-Fact
